SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 22, 2007

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into an Amendment to a Material Definitive Agreement.

On August 22, 2007, Intelligroup Europe Ltd. (“IGE”), a wholly owned subsidiary of Intelligroup, Inc. (the “Company”) and Intelligroup Asia Pvt. Ltd. (“IGA”), a wholly controlled subsidiary of the Company, amended their agreements dated June 8, 2007 with ISG Novasoft Technologies Limited (“Novasoft India”), Novasoft Information Technology (Europe) Ltd. (“Novasoft Europe”) and its parent company, Novasoft Information Technology Corporation (“Novasoft”) to acquire customer contracts, fixed assets and employees, from Novasoft Europe and Novasoft India for an aggregate purchase price of three million three hundred thousand dollars ($3,300,000).  The amendments serve to: (i) extend the timeframe during which the closing conditions may be met until September 15, 2007 at 13:00 local United Kingdom time; and (ii) reduce the aggregate purchase price from three million three hundred thousand dollars ($3,300,000) to three million one hundred thousand dollars ($3,100,000).

UK Master Assignment Agreement

On August 22, 2007, IGE entered into an amendment to the assignment agreement dated June 8, 2007 with Novasoft Europe (“UK Assignment Agreement”) pursuant to which Novasoft Europe agreed to assign to IGE certain customer agreements, employees, fixed assets and lease agreements, as defined in the UK Assignment Agreement.  The amendment serves to: (i) extend the deadline for closing the transaction to September 15, 2007 at 13:00 hours local time in the United Kingdom; (ii) reduce the purchase price by one hundred thousand dollars ($100,000) from one million seven hundred thousand dollars ($1,700,000) to one million six hundred thousand dollars ($1,600,000); (iii)  apportion the liability for the volume discount rebate payable under one customer contract in proportion to the revenue earned under such customer contract by IGE and Novasoft respectively; and (iv) apportion the liability for any accrued leave of Employees (as defined in the UK Assignment Agreement) through the Closing Date (as defined in the UK Assignment Agreement) to Novasoft Europe.  The UK Assignment Agreement shall terminate without any further action of the parties in the event the closing does not take place on or prior to September 15, 2007 at 13:00 hours local time in the United Kingdom.

India Assignment Agreement

On August 22, 2007, IGA entered into an amendment to the assignment agreement dated June 8, 2007 with Novasoft India (“India Assignment Agreement”) pursuant to which Novasoft India agreed to assign to IGA certain customer agreements and employees, as defined in the India Assignment Agreement.  The amendment serves to extend the deadline for closing the transaction to September 15, 2007 at 13:00 hours local time in the United Kingdom.  The India Assignment Agreement shall terminate without any further action of the parties in the event the closing does not take place on or prior to September 15, 2007 at 13:00 hours local time in the United Kingdom.

Non Compete Agreement

On August 22, 2007, IGE and Novasoft entered into an amendment to the non-compete agreement dated June 8, 2007 pursuant to which Novasoft agreed that it shall not, either directly or indirectly or through its subsidiaries, provide information technology consulting services to the customers assigned to IGE under the terms of the UK Master Assignment Agreement for a period of two years following closing.  Novasoft further agreed that it shall not directly, indirectly or through its subsidiaries solicit for employment or hire any employees of IGE or IGA for a period of two years following closing.  The amendment serves to:  (i) extend the deadline for closing the transaction to September 15, 2007 at 13:00 hours local time in the United Kingdom; and (ii) reduce the consideration payable to Novasoft by one hundred thousand dollars ( $100,000) from one million five hundred thousand dollars ($1,500,000) to one million four hundred thousand dollars ($1,400,000).  The non-compete agreement shall terminate without any further action of the parties in the event the closing does not take place on or prior to September 15, 2007 at 13:00 hours local time in the United Kingdom.

The amendments are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.  The foregoing description of the amendments is qualified in its entirety by reference to such document.

ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

          Exhibit 10.1 – Amendment dated August 22, 2007 to Master Assignment Agreement between Novasoft Information Technology (Europe) Ltd. and Intelligroup Europe Ltd. dated June 8, 2007.

          Exhibit 10.2 – Amendment dated August 22, 2007 to Master Assignment Agreement between ISG Novasoft Technologies Limited and Intelligroup Asia Pvt. Ltd. dated June 8, 2007.

          Exhibit 10.3 – Amendment dated August 22, 2007 to Non-Compete Agreement between Novasoft Information Technology Corporation and Intelligroup Europe Ltd. dated June 8, 2007.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

	By:	/s/ Alok Bajpai

	Name:	Alok Bajpai
	Title:	Treasurer and CFO

Date: August 28, 2007